Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet, Inc. Reports Second Quarter Fiscal Year 2016 Results

Year-Over-Year Margin Expansion

Despite Softer Demand in the Americas Region

Phoenix, January 28, 2016 - Avnet, Inc. (NYSE:AVT) today announced results for the second quarter fiscal year 2016 ended January 2, 2016.

Q2 Fiscal 2016 Results

	SECOND QUARTERS ENDED
	January 2, 2016	December 27, 2014	Change
	$ in millions, except per share data
Sales	$6,848.1	$7,551.9	(9.3)%
Constant Currency (1)			(5.1)%

GAAP Operating Income	226.1	250.3	(9.7)%
Adjusted Operating Income (2)	255.3	274.6	(7.0)%

GAAP Net Income	156.0	163.7	(4.7)%
Adjusted Net Income (2)	164.3	176.0	(6.6)%

GAAP Diluted EPS	$1.16	$1.18	(1.7)%
Adjusted Diluted EPS (2)	$1.22	$1.27	(3.9)%

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.
(2)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the Non-GAAP Financial Information section in this press release.

•

Sales for the quarter ended January 2, 2016, decreased 9.3% year over year and 5.1% in constant currency to $6.85 billion, organic sales (as defined later in this release) declined 9.7% year over year and 5.5% in constant currency

•	Adjusted operating income of $255.3 million decreased 7.0% year over year and adjusted operating income margin of 3.7% increased 9 basis points year over year
•	Adjusted net income of $164.3 million decreased 6.6% and adjusted diluted earnings per share of $1.22 decreased 3.9% year over year
•	Adjusted diluted earnings per share was negatively impacted by approximately $0.07, or 5.5%, from the impact of changes in foreign currency exchange rates from the year ago quarter
•

The Company repurchased approximately 900,000 shares during the second quarter representing an aggregate investment of $39.9 million and has invested an additional $65 million thus far in the third quarter

Rick Hamada, Chief Executive Officer, commented, “Our team stayed focused on profitability as both gross profit and adjusted operating income margins expanded year over year even as revenue came in near the low end of expectations due to weaker demand in the Americas region. This softness resulted in below seasonal sequential growth and revenue declined 5.1% year over year in constant currency. Our EMEA region continued their multi-quarter growth trend as revenue increased 3.5% year over year in constant currency led by continued strength in our Electronics Marketing (EM) business. The focus on profitable growth and continued portfolio management at Technology Solutions (TS) helped drive enterprise gross profit margin up 27 basis points year over year. This improvement in gross profit margin and continued expense reductions were offset by the translation impact of the stronger U.S. Dollar as operating income declined 7% year over year in reported dollars and 0.8% in constant currency.  While economic indicators suggest a slower growth environment as we enter calendar 2016, we continue to invest in our organic growth initiatives including Internet of  Things, embedded solutions, and third platform technologies. Finally, given our strong cash flow and disciplined share repurchase program, we are taking advantage of the current market pullback to increase the investment in our equity."

Avnet Electronics Marketing Results

		Year-over-Year Growth Rates
	Q2 FY16	Reported	Organic
	Sales	Sales	Sales
	(in millions)
EM Total	$4,114.6	(7.2)%	(7.2)%
Constant Currency (1)		(3.4)%	(3.4)%
Americas	$1,125.1	(6.3)%	(6.3)%
EMEA	$1,141.1	(5.3)%	(5.3)%
Constant Currency (1)		7.5%	7.5%
Asia	$1,848.4	(8.9)%	(8.9)%
Constant Currency (1)		(8.3)%	(8.3)%

	Q2 FY16	Q2 FY15	Change
Operating Income	$174.0	$191.4	(9.1)%
Operating Income Margin	4.2%	4.3%	(9) bps

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.

•	Sales decreased 3.4% in constant currency and reported sales decreased 7.2% year over year to $4.11 billion
•	Operating income decreased 9.1% year over year to $174.0 million and operating income margin decreased 9 basis points as strength in the EMEA region was offset by weakness in Americas and Asia
•	Working capital (defined as receivables plus inventories less accounts payables) was essentially flat sequentially and inventory declined 5.6% from the September quarter

Mr. Hamada added, “In our December quarter, EM’s revenue was at the low end of expectations due to slower than expected sequential growth in our high volume supply chain engagements in Asia and weaker demand in industrial markets in our Americas region. As a result, revenue declined 7.6% sequentially in constant currency (1% excluding the extra week in our September quarter) and 3.4% year over year.  Year-over-year declines in our Asia and Americas regions were partially offset by another strong quarter in our EMEA region where revenue grew 7.5% in constant currency. Our EMEA team leveraged their multi-quarter trend of organic growth into improved profitability as operating income grew nearly twice as fast as revenue in constant currency and operating income margin expanded year over year for the seventh consecutive quarter. Despite this performance in EMEA, EM’s operating income declined 9.1% from the year ago quarter driven by the declines in the other regions and the translation impact of the stronger U.S. Dollar. Our book to bill ratio of 0.98 to 1.0 finished below parity for the third consecutive quarter. In this environment of slower growth and mixed economic signals, we will continue to focus on aligning our resources with current market conditions.”

Avnet Technology Solutions Results

		Year-over-Year Growth Rates
	Q2 FY16	Reported	Organic
	Sales	Sales	Sales
	(in millions)
TS Total	$2,733.4	(12.3)%	(13.2)%
Constant Currency (1)		(7.6)%	(8.5)%
Americas	$1,625.4	(12.2)%	(12.2)%
EMEA	$794.4	(7.3)%	(10.6)%
Constant Currency (1)		1.7%	(2.0)%
Asia	$313.6	(23.3)%	(23.3)%
Constant Currency (1)		(15.5)%	(15.5)%

	Q2 FY16	Q2 FY15	Change
Operating Income	$117.1	$117.6	(0.4)%
Operating Income Margin	4.3%	3.8%	51	bps

(1)	Year-over-year sales growth rate excluding the impact of changes in foreign currency exchange rates.

•	Reported sales decreased 7.6% in constant currency and reported sales decreased 12.3% year over year to $2.73 billion, organic sales declined 13.2% year over year and 8.5% in constant currency
•	Operating income decreased 0.4% to $117.1 million and operating income margin increased 51 basis points year over year to 4.3%
•	ROWC increased 318 basis points year over year primarily due to continued progress in EMEA and the realized benefits from portfolio actions taken in prior quarters
•	At a product level, year-over-year growth in networking, software, and services was offset by a decline in storage and computing components

Mr. Hamada further added, "TS experienced a  weaker than expected close in our Americas region, which led to below seasonal growth in the typically strong December quarter.  Revenue declined 12.2% year over year in our Americas region driven by declines in storage and computing components, coupled with softer demand in Latin America. This resulted in TS sequential growth of 19.6% (after adjusting for currency and the extra week in the September quarter) as compared with our typical seasonal growth of 26% to 30%. TS EMEA’s organic revenue declined 2% year over year in constant currency as 5% growth in our core business was offset by a decline in our computing components business. TS Asia’s revenue declined 23% year over year with a third of this decline related to the translation impact of the stronger U.S. Dollar. Despite this revenue decline,  our ongoing portfolio and expense management had a positive impact on profitability as both gross profit and operating income margins improved year over year in all three regions.  For calendar 2015, TS’ operating income margin improved 40 basis points over calendar 2014 to 3.3%, representing meaningful progress toward our target range of 3.4% to 3.9%.  With continued momentum at TS EMEA and our investments in higher growth third platform technologies gaining traction, we expect to drive further improvements in margins and returns over time.”

Cash Flow/Dividend

•	Cash generated from operations was $118.0 million in the December quarter and for the trailing twelve months cash generated from operations was $443.7 million
•	Cash and cash equivalents at the end of the quarter was $916.1 million; net debt (total debt less cash and cash equivalents) was $1.29 billion
•	During the past twelve months, the Company repurchased 5.7 million shares, or 4.1% of diluted shares outstanding, representing an aggregate investment of $239.6 million
•	Entering the third fiscal quarter, the Company had $367.4 million remaining under the current repurchase authorization
•	The Company paid a dividend of $0.17 per share or $22.4 million during the quarter

Kevin Moriarty, Chief Financial Officer, stated, “Cash flow from operations for the December quarter was approximately $118 million and $444 million for the trailing twelve months. During the quarter, we repurchased $40 million of our shares and following the recent decline in equity markets, we have invested an additional $65 million in our share repurchase program quarter to date. We still have approximately $303 million remaining in our share repurchase program and are prepared to continue to invest in our stock when it presents a compelling value. Our focus on operating efficiencies, including our Avnet Advantage initiative, contributed toward operating leverage in the first half of fiscal 2016 as adjusted operating expense as a percentage of gross profit declined 106 basis points to 68.4%, compared to the first half of fiscal 2015. We ended the quarter with approximately $916 million in cash, which when combined with our strong cash flow generation, provides ample liquidity to invest in profitable growth going forward.”

Outlook for Third Quarter of Fiscal 2016 Ending on April 2, 2016

•	EM sales are expected to be in the range of $3.85 billion to $4.15 billion and TS sales are expected to be in the range of $2.15 billion to $2.45 billion
•	Avnet sales are expected to be in the range of $6.0 billion to $6.6 billion.
•	Adjusted diluted earnings per share is expected to be in the range of $0.93 to $1.03 per share
•	The guidance assumes 134 million average diluted shares outstanding and a tax rate of 26% to 30%

The above guidance excludes the amortization of intangibles and any potential restructuring, integration and other expenses. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate is $1.09 to €1.00. This compares with an average exchange rate of $1.13 to €1.00 in the third quarter of fiscal 2015.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” "feel," “believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this document certain non-GAAP financial information including adjusted operating income, adjusted operating expenses, adjusted net income and adjusted diluted earnings per share, as well as sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates for sales, income or expense items, the Company adjusts the exchange rates used in current periods to be consistent with the exchange rates in effect during prior periods.

Management believes that operating income and operating expenses adjusted for (i) restructuring, integration and other expenses and (ii) amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes net income and diluted EPS adjusted for (i) the impact of the items described above, (ii) certain items impacting other expense and (iii) certain items impacting income tax expense is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•	ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Fiscal 2016

		Fiscal Year 2016
		Quarters Ended
		January 2,	October 3,
	Fiscal 2016*	2016	2015
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$1,089,387	$530,831	$558,556
Amortization of intangible assets and other	15,412	7,921	7,491
Adjusted operating expenses	$1,073,975	$522,910	$551,065

GAAP operating income	$433,077	$226,115	$206,962
Restructuring, integration and other expenses	47,180	21,222	25,958
Amortization of intangible assets and other	15,412	7,921	7,491
Total adjustments	62,592	29,143	33,449
Adjusted operating income	$495,669	$255,258	$240,411

GAAP net income	$286,266	$156,012	$130,254
Restructuring, integration and other expenses (net of tax)	31,225	14,100	17,125
Amortization of intangible assets and other (net of tax)	10,697	5,513	5,184
Income tax adjustments	(10,916)	(11,295)	379
Total adjustments to net income (net of tax)	31,006	8,318	22,688
Adjusted net income	$317,273	$164,330	$152,942

GAAP diluted EPS	$2.11	$1.16	$0.96
Restructuring, integration and other expenses (net of tax)	0.23	0.10	0.12
Amortization of intangible assets and other (net of tax)	0.08	0.04	0.04
Income tax adjustments	(0.08)	(0.08)	-
Total adjustments to diluted EPS (net of tax)	0.23	0.06	0.16
Adjusted EPS	$2.34	$1.22	$1.12

* Does not foot due to rounding

Fiscal 2015

		Fiscal 2015
		Quarters Ended
		June 27,	March 28,	December 27,	September 27,
	Fiscal 2015*	2015	2015	2014	2014
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$2,274,642	$561,585	$555,148	$573,962	$583,946
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Adjusted operating expenses	$2,220,593	$541,982	$543,961	$562,910	$571,738

GAAP operating income	$827,673	$180,477	$203,712	$250,287	$193,197
Restructuring, integration and other expenses	90,805	43,734	15,494	13,257	18,320
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Total adjustments	144,854	63,337	26,681	24,309	30,528
Adjusted operating income	$972,527	$243,814	$230,393	$274,596	$223,725

GAAP other (expense) income, net	$(19,043)	$(3,080)	$(8,945)	$(5,524)	$(1,493)
Venezuela foreign currency loss	3,737	3,737	-	-	-
Adjusted other (expense) income, net	$(15,306)	$657	$(8,945)	$(5,524)	$(1,493)

Total adjustments to income before income taxes	$148,591	$67,074	$26,681	$24,309	$30,528

GAAP net income	$571,913	$158,733	$121,529	$163,706	$127,946
Restructuring, integration and other expenses (net of tax)	65,897	30,514	12,035	10,188	13,160
Amortization of intangible assets and other (net of tax)	36,643	12,287	7,708	7,675	8,973
Venezuela foreign currency loss (net of tax)	3,737	3,737	-	-	-
Income tax adjustments	(55,101)	(45,770)	2,192	(5,597)	(5,926)
Total adjustments to net income (net of tax)	51,176	768	21,935	12,266	16,207
Adjusted net income	$623,089	$159,501	$143,464	$175,972	$144,153

GAAP diluted EPS	$4.12	$1.15	$0.88	$1.18	$0.91
Restructuring, integration and other expenses (net of tax)	0.47	0.22	0.09	0.07	0.09
Amortization of intangible assets and other (net of tax)	0.26	0.09	0.06	0.06	0.07
Venezuela foreign currency loss (net of tax)	0.03	0.03	-	-	-
Income tax adjustments	(0.39)	(0.33)	0.02	(0.04)	(0.04)
Total adjustments to diluted EPS (net of tax)	0.37	0.01	0.16	0.09	0.12
Adjusted EPS*	$4.49	$1.16	$1.04	$1.27	$1.02

* Does not foot due to rounding

Organic Sales

Organic sales is defined as reported sales adjusted for the impact of more than insignificant acquisitions and divestitures by adjusting Avnet’s prior periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. In addition, fiscal 2016 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2016 due to it being a 14-week quarter and 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates as discussed above.

The following tables present the reconciliation of reported sales to organic sales for the second quarter and first six months of fiscal 2016 and fiscal 2015.

	Second Quarter Ended			Six Months Ended
					Acquisitions/
	As			As	Divestitures (1)/
	Reported -	Acquisitions/	Organic Sales -	Reported -	Estimated	Organic Sales -
	Fiscal 2016	Divestitures (1)	Fiscal 2016	Fiscal 2016	Extra Week (2)	Fiscal 2016
	(in thousands)
Avnet, Inc.	$6,848,057	$7,184	$6,855,241	$13,817,751	$(477,986)	$13,339,765
EM	4,114,614	—	4,114,614	8,586,016	(300,000)	8,286,016
TS	2,733,443	7,184	2,740,627	5,231,735	(177,986)	5,053,749
EM
Americas	$1,125,160	$—	$1,125,160	$2,390,368	$(82,000)	$2,308,368
EMEA	1,141,076	—	1,141,076	2,467,512	(92,000)	2,375,512
Asia	1,848,378	—	1,848,378	3,728,136	(126,000)	3,602,136
TS
Americas	$1,625,400	$—	$1,625,400	$3,134,135	$(137,000)	$2,997,135
EMEA	794,373	7,184	801,557	1,483,156	(17,986)	1,465,170
Asia	313,670	—	313,670	614,444	(23,000)	591,444

	Second Quarter Ended			Six Months Ended
	As Reported -	Acquisitions/	Organic Sales -	As Reported -	Acquisitions/	Organic Sales -
	Fiscal 2015	Divestitures (1)	Fiscal 2015	Fiscal 2015	Divestitures (1)	Fiscal 2015
	(in thousands)
Avnet, Inc.	$7,551,880	$39,561	$7,591,441	$14,391,467	$62,069	$14,453,536
EM	4,435,190	—	4,435,190	8,809,285	—	8,809,285
TS	3,116,690	39,561	3,156,251	5,582,182	62,069	5,644,251
EM
Americas	$1,200,871	$—	$1,200,871	$2,414,902	$—	$2,414,902
EMEA	1,205,310	—	1,205,310	2,507,805	—	2,507,805
Asia	2,029,009	—	2,029,009	3,886,578	—	3,886,578
TS
Americas	$1,851,017	$—	$1,851,017	$3,284,108	$—	$3,284,108
EMEA	856,742	39,561	896,303	1,529,626	62,069	1,591,695
Asia	408,931	—	408,931	768,448	—	768,448

(1)	Includes the following acquisitions:

•	Orchestra Service Gmbh acquired in November 2015 in the TS EMEA Region.
•	ExitCertified acquired in January 2016 in the TS America Region (no impact on organic sales as it was acquired at the end of the second quarter of fiscal 2016.)

(2)	The impact of the additional week of sales in the first quarter of fiscal 2016 is estimated.

			Sales			Organic
			As Reported			Sales
	Sales	Sales	Year-Year %	Organic	Organic	Year-Year %
	As Reported	As Reported	Change in	Sales	Sales	Change in
	Q2-Fiscal	Year-Year	Constant	Q2-Fiscal	Year-Year	Constant
	2016	% Change	Currency	2016	% Change	Currency
	(Dollars in thousands)
Avnet, Inc.	$6,848,057	(9.3)%	(5.1)%	$6,855,241	(9.7)%	(5.5)%
EM	4,114,614	(7.2)	(3.4)	4,114,614	(7.2)	(3.4)
TS	2,733,443	(12.3)	(7.6)	2,740,627	(13.2)	(8.5)
EM
Americas	$1,125,160	(6.3)%	—	$1,125,160	(6.3)%	—
EMEA	1,141,076	(5.3)	7.5%	1,141,076	(5.3)	7.5%
Asia/Pacific	1,848,378	(8.9)	(8.3)	1,848,378	(8.9)	(8.3)
TS
Americas	$1,625,400	(12.2)%	—	$1,625,400	(12.2)%	—
EMEA	794,373	(7.3)	1.7%	801,557	(10.6)	(2.0)%
Asia/Pacific	313,670	(23.3)	(15.5)	313,670	(23.3)	(15.5)

ROWC, ROCE and WC Velocity

The following tables (in thousands) presents the calculation for ROWC, ROCE and WC velocity.

		FY16	Q2 FY16	Q1 FY16
Sales		$13,817,751	$6,848,057	$6,969,694
Sales, annualized (1)	(a)	27,123,733	27,392,228	26,385,270
Adjusted operating income (2)		495,669	255,258	240,411
Adjusted annualized operating income (1)	(b)	972,980	1,021,032	910,127
Adjusted effective tax rate (3)		27.5%	27.5%	27.5%
Adjusted annualized operating income, after tax	(c)	705,411	740,759	659,842
Average monthly working capital
Accounts receivable		4,882,049	4,982,198	4,787,201
Inventories		2,737,935	2,747,160	2,745,479
Accounts payable		(3,202,239)	(3,256,725)	(3,182,154)
Average working capital	(d)	$4,417,745	$4,472,633	$4,350,526
Average monthly capital employed	(e)	$5,974,843	$6,026,327	$5,909,334
ROWC = (b) / (d)		22.0%	22.8%	20.9%
WC Velocity = (a) / (d)		6.1	6.1	6.1
ROCE = (c) / (e)		11.8%	12.3%	11.2%

		FY15	Q4 FY15	Q3 FY15	Q2 FY15	Q1 FY15
Sales		$27,924,657	$6,796,331	$6,736,860	$7,551,880	$6,839,587
Sales, annualized	(a)	27,924,657	27,185,324	26,947,440	30,207,520	27,358,348
Adjusted operating income (2)		972,527	243,814	230,393	274,596	223,725
Adjusted annualized operating income	(b)	972,527	975,256	921,572	1,098,384	894,900
Adjusted effective tax rate (3)		27.7%	27.7%	27.7%	27.7%	27.7%
Adjusted annualized operating income, after tax	(c)	703,332	705,305	666,481	794,351	647,192
Average monthly working capital
Accounts receivable		5,109,326	4,979,668	5,251,882	5,318,083	4,993,653
Inventories		2,667,351	2,593,545	2,564,071	2,700,424	2,729,194
Accounts payable		(3,274,382)	(3,234,283)	(3,344,479)	(3,437,897)	(3,231,037)
Average working capital	(d)	$4,502,295	$4,338,930	$4,471,474	$4,580,610	$4,491,810
Average monthly capital employed	(e)	$6,077,926	$5,898,475	$6,028,015	$6,161,858	$6,101,274
ROWC = (b) / (d)		21.6%	22.5%	20.6%	24.0%	19.9%
WC Velocity = (a) / (d)		6.2	6.3	6.0	6.6	6.1
ROCE = (c) / (e)		11.6%	12.0%	11.1%	12.9%	10.6%

(1)	Annualized amounts are based on a 53-week fiscal year.
(2)	See reconciliation to GAAP amounts in the preceding tables in this Non-GAAP Financial Information section.
(3)

Adjusted effective tax rate for each quarterly period in a fiscal year is based upon the currently anticipated annual effective tax rate, excluding the tax effect of the income tax adjustments quantified above in the reconciliation to GAAP amounts in this Non-GAAP Financial Information section.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 2:00 p.m. Eastern Time. Financial information including financial statement reconciliations of GAAP to non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From components to cloud and design to disposal, Avnet, Inc. (NYSE: AVT) accelerates the success of customers who build, sell and use technology globally by providing them with a comprehensive portfolio of innovative products, services and solutions. Avnet is a Fortune 500 company with revenues of $27.9 billion in fiscal year 2015. For more information, visit www.avnet.com. (AVT_IR)

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	January 2,	December 27,	January 2,	December 27,
	2016	2014	2016	2014
	(Thousands, except per share data)
Sales	$6,848,057	$7,551,880	$13,817,751	$14,391,466
Cost of sales	6,069,889	6,714,374	12,248,107	12,758,497
Gross profit	778,168	837,506	1,569,644	1,632,969
Selling, general and administrative expenses	530,831	573,962	1,089,387	1,157,908
Restructuring, integration and other expenses	21,222	13,257	47,180	31,577
Operating income	226,115	250,287	433,077	443,484
Other expense, net	(6,485)	(5,524)	(12,338)	(7,017)
Interest expense	(22,423)	(24,666)	(46,025)	(48,066)
Income before income taxes	197,207	220,097	374,714	388,401
Income tax expense	41,195	56,391	88,448	96,749
Net income	$156,012	$163,706	$286,266	$291,652
Earnings per share:
Basic	$1.18	$1.20	$2.15	$2.12
Diluted	$1.16	$1.18	$2.11	$2.08
Shares used to compute earnings per share:
Basic	131,909	136,541	132,846	137,425
Diluted	134,918	138,972	135,622	139,911
Cash dividends paid per common share	$0.17	$0.16	$0.34	$0.32

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	January 2,	June 27,
	2016	2015
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$916,088	$932,553
Receivables, net	5,395,005	5,054,307
Inventories	2,650,220	2,482,183
Prepaid and other current assets	181,074	173,030
Total current assets	9,142,387	8,642,073
Property, plant and equipment, net	587,216	568,779
Goodwill	1,283,408	1,278,756
Intangible assets, net	91,371	99,731
Other assets	197,970	210,614
Total assets	$11,302,352	$10,799,953
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,136,218	$331,115
Accounts payable	3,628,073	3,338,052
Accrued expenses and other	599,007	603,129
Total current liabilities	5,363,298	4,272,296
Long-term debt	1,072,188	1,646,501
Other liabilities	192,864	196,135
Total liabilities	6,628,350	6,114,932
Shareholders’ equity	4,674,002	4,685,021
Total liabilities and shareholders’ equity	$11,302,352	$10,799,953

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	January 2,	December 27,
	2016	2014
	(Thousands)
Cash flows from operating activities:
Net income	$286,266	$291,652
Non-cash and other reconciling items:
Depreciation	47,612	46,972
Amortization	14,307	21,990
Deferred income taxes	(708)	15,275
Stock-based compensation	38,424	36,130
Other, net	28,596	34,523
Changes in (net of effects from businesses acquired):
Receivables	(413,149)	(711,060)
Inventories	(197,800)	(5,957)
Accounts payable	323,447	583,337
Accrued expenses and other, net	(42,753)	(88,438)
Net cash flows provided by operating activities	84,242	224,424

Cash flows from financing activities:
Repayment of notes	(250,000)	—
Borrowings under accounts receivable securitization program, net	40,000	77,000
Borrowings (repayments) of bank and revolving debt, net	444,343	(37,414)
Repurchases of common stock	(184,704)	(109,129)
Dividends paid on common stock	(45,020)	(43,875)
Other, net	(1,080)	(5,439)
Net cash flows provided (used) for financing activities	3,539	(118,857)

Cash flows from investing activities:
Purchases of property, plant and equipment	(74,806)	(83,642)
Acquisitions of businesses, net of cash acquired	(19,199)	—
Other, net	7,736	(8,795)
Net cash flows used for investing activities	(86,269)	(92,437)

Effect of exchange rate changes on cash and cash equivalents	(17,977)	(38,770)

Cash and cash equivalents:
— (decrease)	(16,465)	(25,640)
— at beginning of period	932,553	928,971
— at end of period	$916,088	$903,331

AVNET, INC.

SEGMENT INFORMATION

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	January 2,	December 27,	January 2,	December 27,
	2016	2014	2016*	2014
	(Millions)
Sales:
Electronics Marketing	$4,114.6	$4,435.2	$8,586.0	$8,809.3
Technology Solutions	2,733.4	3,116.7	5,231.7	5,582.2
Avnet Sales	$6,848.0	$7,551.9	$13,817.7	$14,391.5
Operating Income (Expense):
Electronics Marketing	$174.0	$191.4	$387.0	$394.2
Technology Solutions	117.1	117.6	191.6	180.0
Corporate	(35.8)	(34.4)	(83.0)	(75.8)
	255.3	274.6	495.6	498.4
Restructuring, integration and other expenses	(21.2)	(13.3)	(47.2)	(31.6)
Amortization of intangible assets and other	(7.9)	(11.1)	(15.4)	(23.3)
Operating Income	$226.1	$250.2	$433.1	$443.5

*Sub-totals and totals may not foot due to rounding